Exhibit 99.1

Life Technologies Announces Filing of Definitive Proxy Statement

Special Meeting of Stockholders to be Held on August 21, 2013

CARLSBAD, Calif. – July 22, 2013 – Life Technologies Corporation (NASDAQ: LIFE), a leading life sciences company, today announced that it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission regarding Thermo Fisher Scientific Inc.’s (NYSE: TMO) pending acquisition of the Company and has set the date for a special meeting of stockholders to approve the transaction.

Life Technologies’ special meeting of stockholders will be held on Wednesday, August 21, 2013, at 8:00 a.m. Pacific Time. The meeting will be held at Life Technologies’ corporate headquarters at 5781 Van Allen Way, Carlsbad, California.

All stockholders of record of Life Technologies’ common stock as of the close of business on July 18, 2013, will be entitled to vote their shares either in person or by proxy. Under the terms of the merger agreement, each outstanding share of Life Technologies common stock would be converted into the right to receive $76.00 in cash, subject to potential increase in certain circumstances if the merger does not close by January 14, 2014, as described in the definitive proxy statement.

The Life Technologies’ Board of Directors unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement. The transaction, which is expected to be completed early in 2014, remains subject to the satisfaction of the closing conditions set forth in the merger agreement, including adoption of the merger agreement by Life Technologies’ stockholders at the special meeting.

About Life Technologies

Life Technologies Corporation (NASDAQ: LIFE) is a global biotechnology company that is committed to providing the most innovative products and services to leading customers in the fields of scientific research, genetic analysis and applied sciences. With a presence in more than 180 countries, the company’s portfolio of 50,000 end-to-end solutions are secured by more than 5,000 patents and licenses that span the entire biological spectrum – scientific exploration, molecular diagnostics, 21st century forensics, regenerative medicine and agricultural research. Life Technologies has approximately 10,000 employees and had sales of $3.8 billion in 2012. Visit us at our website: http://www.lifetechnologies.com.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this communication about Life Technologies’ expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of Life Technologies by Thermo Fisher, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements, are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval; court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Life Technologies’ operations into those of Thermo Fisher; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Life Technologies may be difficult; Thermo Fisher and Life Technologies are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; general economic conditions that are less favorable than expected. Additional information and other factors are contained in Life Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the period ended March 31, 2013 and recent current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Life Technologies, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and Thermo Fisher and Life Technologies undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Life Technologies by Thermo Fisher. In connection with the proposed acquisition, on July 22, 2013, Life Technologies filed a definitive proxy statement with the SEC. Life Technologies will also begin mailing the definitive proxy statement on July 23, 2013, to its stockholders of record as of July 18, 2013. Stockholders of Life Technologies are urged to read all relevant documents filed with the SEC, including Life Technologies’ definitive proxy statement, because they contain important information about the proposed transaction. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, or for free from Life Technologies by contacting (760) 603-7208 or ir@lifetech.com.

Participants in Solicitation

Thermo Fisher and its directors and executive officers, and Life Technologies and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Life Technologies common stock in respect of the proposed transaction. Information about the directors and executive officers of Thermo Fisher is set forth in its proxy statement for Thermo Fisher’s 2013 Annual Meeting of stockholders, which was filed with the SEC on April 9, 2013. Information about the directors and executive officers of Life Technologies is set forth in the proxy statement for Life Technologies’ 2013 Annual Meeting of stockholders, which was filed with the SEC on March 15, 2013. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement relating to the proposed acquisition and other relevant materials filed with the SEC.

Media:

Life Technologies

Suzanne Hatcher, 760-268-7912

suzanne.hatcher@lifetech.com

or

Investors:

Life Technologies

Carol Cox, 760-603-7208

ir@lifetech.com

www.lifetechnologies.com